INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55647, Registration Statement No. 33-60443, and Registration Statement No. 33-60449 of Katy Industries, Inc. on Forms S-8 of our report dated January 27, 1998, appearing in this Annual Report on Form 10-K of Katy Industries, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Denver, Colorado
March 25, 1998